SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                           reported): October 12, 1997


                   NETCOM ON-LINE COMMUNICATION SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)



Delaware                        0-25216                  77-0317705
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(State or Other               (Commission            (I.R.S. Employer
Jurisdiction of               File Number)          Identification Number)
Incorporation)


2 N. Second Street, Plaza A, San Jose, California             95113
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    (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:    (408) 881-3516
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


ITEM 5.  OTHER EVENTS.

     On October 12, 1997, NETCOM On-Line Communication Services, Inc., a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with ICG Communications, Inc., a Delaware corporation ("ICG"), pursuant to which ICG has agreed to acquire the Registrant through a tax-free merger (the "Merger") of a newly formed Delaware subsidiary of ICG with and into the Registrant. Under the terms of the Merger Agreement, each share of the Registrant's $0.01 par value Common Stock would be exchanged for 0.8628 shares of common stock, $0.01 par value, of ICG ("ICG Common Stock"), subject to adjustment as described below. The closing price of a share of ICG Common Stock on the NASDAQ National Market on October 10, 1997 was $26.25.

     The exchange ratio will be subject to adjustment as follows: If the volume weighted average price for one share of ICG Common Stock for the ten consecutive trading days ending two trading days prior to the closing of the Merger (the "ICG Closing Price") drops below $22.125, the exchange ratio will be adjusted to equal the fraction obtained by dividing $19.0625 by the ICG Closing Price; in addition, if the ICG Closing Price drops below $19.00 per share, the exchange ratio will be fixed at 1.0078 shares of ICG Common Stock for each share of the Registrant's Common Stock.

     The Merger has been unanimously approved by the Boards of Directors of both ICG and the Registrant. Either party may terminate the Merger Agreement without liability if such party's independent auditors render written advice that the Merger will not qualify for pooling-of-interests accounting treatment, or upon the occurrence of other specified events. The Merger is subject to the effectiveness of a registration statement registering the shares of ICG Common Stock that will be issued pursuant to the Merger Agreement. In addition, the consummation of the Merger is conditioned upon approval by the stockholders of both ICG and the Registrant, certain regulatory approvals, required consents and other customary closing conditions. The parties expect the transaction to close during the first quarter of 1998.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETCOM ON-LINE COMMUNICATION SERVICES, INC.


Date: October 21, 1997                        /s/ David W. Garrison
                                   --------------------------------------------
                                                  David W. Garrison
                                               Chief Executive Officer
                                              and Chairman of the Board